                                                                    Exhibit 10.8

                                     LEASE



                            DATED JANUARY 27, 2000



                                 BY AND BETWEEN


                              AMB PROPERTY, L.P.,

                                  as Landlord



                                      and




                                    KYPHON,

                                   as Tenant




                     AFFECTING PREMISES COMMONLY KNOWN AS


                               1350 BORDEAUX DRIVE
                              SUNNYVALE, CALIFORNIA

                               TABLE OF CONTENTS

                                                                                            Page
1.       Basic Provisions                                                                    1
         1.1      Parties                                                                    1
         1.2      Premises                                                                   1
         1.3      Term                                                                       1
         1.4      Base Rent                                                                  1
         1.5      Tenant's Share of Operating Expenses                                       1
         1.6      Tenant's Estimated Monthly Rent Payment                                    1
         1.7      Security Deposit                                                           1
         1.8      Permitted Use                                                              1
         1.9      Guarantor                                                                  1
         1.10     Addenda and Exhibits                                                       1
         1.11     Address for Rent Payments                                                  1
2.       Premises, Parking and Common Areas                                                  2
         2.1      Letting                                                                    2
         2.2      Common Areas - Definition                                                  2
         2.3      Common Areas - Tenant's Rights                                             2
         2.4      Common Areas - Rules and Regulations                                       2
         2.5      Common Area Changes                                                        2
         2.6      Parking                                                                    2
3.       Term                                                                                2
         3.1      Term                                                                       2
         3.2      Delay in Possession                                                        2
         3.3      Commencement Date Certificate                                              3
4.       Rent                                                                                3
         4.1      Base Rent                                                                  3
         4.2      Operating Expenses                                                         3
5.       Security Deposit                                                                    4
6.       Use                                                                                 4
         6.1      Permitted Use                                                              4
         6.2      Hazardous Substances                                                       4
         6.3      Tenant's Compliance with Requirements                                      5
         6.4      Inspection:  Compliance with Law                                           5
7.       Maintenance, Repairs, Trade Fixtures and Alterations                                5
         7.1      Tenant's Obligations                                                       5
         7.2      Landlord's Obligations                                                     5
         7.3      Alterations                                                                5
         7.4      Surrender/Restoration                                                      6
8.       Insurance; Indemnity                                                                6
         8.1      Payment of Premiums                                                        6
         8.2      Tenant's Insurance                                                         6
         8.3      Landlord's Insurance                                                       7
         8.4      Waiver of Subrogation                                                      7
         8.5      Indemnity                                                                  7
         8.6      Exemption of Landlord from Liability                                       7
9.       Damage or Destruction                                                               7
         9.1      Termination Right                                                          7
         9.2      Intentionally Omitted                                                      7
10.      Real Property Taxes                                                                 7
         10.1     Payment of Real Property Taxes                                             7
         10.2     Real Property Tax Definition                                               7
         10.3     Additional Improvements                                                    8
         10.4     Joint Assessment                                                           8
         10.5     Tenant's Property Taxes                                                    8
11.      Utilities                                                                           8
12.      Assignment and Subletting                                                           8

                               TABLE OF CONTENTS


                                                                                             Page
         12.1     Landlord's Consent Required                                                 8
13.      Default; Remedies                                                                    8
         13.1     Default                                                                     8
         13.2     Remedies                                                                    9
         13.3     Late Charges                                                                9
14.      Condemnation                                                                         9
15.      Estoppel Certificate and Financial Statements                                        9
         15.1     Estoppel Certificate                                                        9
         15.2     Financial Statement                                                         9
16.      Additional Covenants and Provisions                                                  9
         16.1     Severability                                                                9
         16.2     Interest on Past-Due Obligations                                            9
         16.3     Time of Essence                                                            10
         16.4     Landlord Liability                                                         10
         16.5     No Prior or Other Agreements                                               10
         16.6     Notice Requirements                                                        10
         16.7     Date of Notice                                                             10
         16.8     Waivers                                                                    10
         16.9     Holdover                                                                   10
         16.10    Cumulative Remedies                                                        10
         16.11    Binding Effect; Choice of Law                                              10
         16.12    Landlord                                                                   10
         16.13    Attorneys' Fees and Other Costs                                            10
         16.14    Landlord's Access: Showing Premises; Repairs                               11
         16.15    Signs                                                                      11
         16.16    Termination: Merger                                                        11
         16.17    Quiet Possession                                                           11
         16.18    Subordination: Attornment; Non-Disturbance                                 11
         16.19    Rules and Regulations                                                      12
         16.20    Security Measures                                                          12
         16.21    Reservations                                                               12
         16.22    Conflict                                                                   12
         16.23    Offer                                                                      12
         16.24    Amendments                                                                 12
         16.25    Multiple Parties                                                           12
         16.26    Authority                                                                  12

                  Signatures                                                                 12


                Exhibit A:  Diagram of Premises.
                Exhibit B:  Commencement Date Certificate.
                Exhibit C:  Improvement Agreement.
                Exhibit D:  Approved Specifications.
                Exhibit E:  Description of Private Restrictions.
                Exhibit F:  Sign Criteria.
                Exhibit G:  Hazardous Materials Questionnaire.
                Exhibit H:  Legal Description.
                Exhibit I:  Rules and Regulations.

                           AMB PROPERTY CORPORATION
                         INDUSTRIAL MULTI-TENANT LEASE

1.       Basic Provisions ("Basic Provisions").

         1.1  Parties: This Lease ("Lease") dated January 27, 2000, is made by
              -------
and between AMB Property, L.P., a Delaware limited partnership, ("Landlord") and KYPHON, a California corporation ("Tenant") (collectively the "Parties," or individually a "Party").

         1.2  Premises: The area consisting of 34,500 square feet of leasable
              --------
area as outlined on Exhibit A attached hereto ("Premises"), of the building ("Building") located at 1350 Bordeaux Drive in the City of Sunnyvale, State of California. The Building is located in the industrial center commonly known as Bordeaux Business Park (the "Industrial Center"). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Industrial Center."

         1.3  Term: Five (5) years and Zero (0) months ("Term") commencing April
              ----
1, 2000 ("Commencement Date") and ending March 31, 2005 ("Expiration Date").

         1.4  Base Rent: $77,625.00 per month ("Base Rent"). $77,625.00 payable
              ---------
on execution of this Lease for period April 1, 2000 through April 30, 2000.

         1.5  Tenant's Share of Operating Expenses ("Tenant's Share"):
              ------------------------------------

              (a) Industrial Center                             25.50%
              (b) Building                                        100%

         1.6  Tenant's Estimated Monthly Rent Payment: Following is the
              ---------------------------------------
estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

              (a)  Base Rent (Paragraph 4.1)               $77,625.00
              (b)  Operating Expenses (Paragraph 4.2;
                   Landlord Insurance)                     $ 4,757.00
              (c)  Landlord Insurance (Paragraph 8.3)      $   192.00
              (d)  Real Property Taxes (Paragraph 10)      $ 4,297.00
                                                           ==========
                   Estimated Monthly Payment               $86,871.00

         1.7  Security Deposit: $274,275.00 ("Security Deposit").
              ----------------

         1.8  Permitted Use ("Permitted Use") General office sales and
              -------------
marketing, production, research and development, and assembly.

         1.9  Guarantor: Not Applicable
              ---------

         1.10 Addenda and Exhibits: Attached hereto are the following Addenda
              ---------------------
and Exhibits, all of which constitute a part of this Lease:

              (a) Addenda:  First Addendum to Lease/Second Addendum to Lease
                            [/s/ RDM, JLR]
              (b) Exhibits: Exhibit A:  Diagram of Premises.
                            Exhibit B:  Commencement Date Certificate.
                            Exhibit C:  Improvement Agreement.
                            Exhibit D:  Approved Specifications.
                            Exhibit E: Description of Private Restrictions. Exhibit F: Sign Criteria.
                            Exhibit G: Hazardous Materials Questionnaire. Exhibit H: Legal Description.
                            Exhibit I:  Rules and Regulations.

         1.11 Address for Rent Payments: All amounts payable by Tenant to
              -------------------------
Landlord shall until further notice from Landlord be paid to AMB Property L. P./Bordeaux Business Park, c/o Orchard Properties at the following address:

                                File No.:  3750789034
                                P.O. Box 840349
                                Dallas, TX 75284-0349

2.       Premises, Parking and Common Areas.

         2.1  Letting. Landlord hereby leases to Tenant and Tenant hereby leases
              -------
from Landlord the

Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

         2.2 Common Areas - Definition. "Common Areas" are all areas and
             -------------------------
facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

         2.3 Common Areas - Tenant's Rights. Landlord hereby grants to Tenant,
             ------------------------------
for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center.

         2.4 Common Areas - Rules and Regulations. Landlord shall have the
             ------------------------------------
exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

         2.5 Common Area Changes. Landlord shall have the right, in Landlord's
             -------------------
sole discretion, from time to time:

             (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

             (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

             (c) To add additional buildings and improvements to the Common
Areas;
             (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and t To do and perform such other acts and make such other changes in, to or with respect to the Common Are and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

         2.6 Parking. Tenant is allocated and shall have the non-exclusive right
             -------
to use not more than 120 parking stalls ("Tenant's Allocated Parking Stalls" contained within the Industrial Center for its use and the use of its agents, servants, employees, and invitees, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Industrial Center not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's employees, servants, agents, or invitees utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Industrial Center, and (iii) permitted to remain on the Industrial Center only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Industrial Center , whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

3.       Term.

         3.1 Term. The Commencement Date, Expiration Date and Term of this Lease
             ----
are as specified in Paragraph 1.3.

         3.2 Delay in Possession. If for any reason Landlord cannot deliver
             -------------------
possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within 60 days after the Commencement Date and such delay is not due to Tenant's acts, failure to act or omissions, Tenant may by notice in writing to Landlord within 10 business days after the end of said 60 day period cancel this Lease and the parties shall be discharged from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 10 business day period, Tenant's right to cancel this Lease shall terminate, provided that Landlord shall return any amounts paid to Landlord by Tenant.

         3.3 Commencement Date Certificate. At the request of Landlord, Tenant
             -----------------------------
shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4.       Rent.

         4.1 Base Rent. Tenant shall pay to Landlord Base Rent and other
             ---------
monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

         4.2 Operating Expenses. Tenant shall pay to Landlord on the first day
             ------------------
of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

             (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership, management and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

                 (i) The management, operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

                 (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

                 (iii) Trash disposal, janitorial services, snow removal, property management and security services.

                 (iv)   Real Property Taxes.

                 (v) Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof .

                 (vi) Environmental monitoring (but excluding monitoring to the extent that it relates to activities of persons other than Tenant and its agents, servants, and employees ) and environmental insurance programs.

                 (vii) Amortization of capital expenditures to the Common Areas and the Building, including but not limited to expenses to replace Building components and/or systems, amortized over the number of months of useful life of such improvement with interest at the lesser of 12% or Landlord's actual cost of funds.
                 (viii) Maintenance of the Building including, but not limited to, painting, caulking and repair of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

                 (ix) If Tenant fails to maintain the Premises in accordance with the terms of this Lease, any expense incurred by Landlord for such maintenance.
             (b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b). Landlord in its reasonable discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.
             (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.
             (d) Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Rent next becoming due. If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 business days after delivery by Landlord to Tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses to reflect Landlord's estimate of such expenses for the year.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6. Use.

   6.1 Permitted Use. Tenant shall use and occupy the Premises only for the
       -------------
Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises.

   6.2 Hazardous Substances.
       --------------------

       (a) Reportable Uses Require Consent. The term "Hazardous Substance" as
           -------------------------------
used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority relating to health, safety or the environment; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory relating to health, safety or the environment. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and
(iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

       (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to
           -----------------------
believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

       (c) Indemnification. Tenant shall indemnify, protect, defend and hold
           ---------------
Landlord,

Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

   6.3 Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole
       -------------------------------------
cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, and permits, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 business days after receipt of Landlord's written request, provide Landlord with copies of all readily available documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

   6.4 Inspection; Compliance with Law. In addition to Landlord's environmental
       -------------------------------
monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, if Tenant is the responsible party, then Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

7. Maintenance, Repairs, Trade Fixtures and Alterations.

   7.1 Tenant's Obligations. Subject to the provisions of Paragraph 7.2
       --------------------
(Landlord's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

   7.2 Landlord's Obligations. Subject to the provisions of Paragraph 6 (Use),
       -----------------------
Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, structural and exterior walls of the Building and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the Building roof and Common Areas.

   7.3 Alterations. Construction by Tenant of Alterations shall be governed by
       ------------
the following:

   A. Except as set forth below, Tenant shall not construct any Tenant Alterations or otherwise alter, improve, modify, or perform any work of improvement to the Premises without Landlord's prior written approval not to be unreasonably withheld. However, Tenant shall be entitled, without Landlord's prior approval, to make Tenant Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant Alterations, together do not exceed the Permitted Tenant Alterations Limit per work of improvement. In the event Landlord's approval for any Tenant Alterations is required, Tenant shall not construct the Tenant Alterations until Landlord has approved in writing the plans and specifications therefor. Such Tenant Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant Alterations (whether Landlord's consent is required or not) shall be constructed by a licensed contractor in accordance with all Laws (including the ADA) using new materials of good quality.

   B.  Tenant shall not commence construction of any Tenant Alterations until
(i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied,
(iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to the Lease.

   C. All Tenant Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises except with Landlord's advance written permission. At the expiration or sooner termination of the Lease Term, all Tenant Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant Alterations, Tenant shall so remove such Tenant Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

   D. Landlord's consent to the construction of Tenant Alterations may be withheld in Landlord's reasonable discretion. Landlord's consent to construction of Tenant Alterations and Landlord's approval of plans and specifications for Tenant Alterations shall not create any responsibility or liability on Landlord's part in regard to the completeness, competency, design sufficiency, or compliance with Law of such Tenant Alterations or the plans and specifications therefor.

   7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of
       ---------------------
the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear, casualty and condemnation excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

8. Insurance; Indemnity.

   8.1 Payment of Premiums. The cost of the premiums for the insurance policies
       -------------------
maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date of Expiration Date.

   8.2 Tenant's Insurance.
       ------------------

       (i) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased premises.

            (a) Commercial General Liability with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

            (b) Workers' Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

            (c) Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

            (d) Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

       (ii) Tenant shall deliver to AMB certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

       (iii) If, in the reasonable opinion of Landlord's insurance advisor, the amount or scope of such coverage is inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

        (iv) All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated B+:VII or better by Best's Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

    8.3 Landlord's Insurance. Landlord shall maintain all risk insurance and may
        --------------------
maintain other insurance including earthquake and flood covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its reasonable discretion and shall be subject to such deductible amounts as Landlord may elect. Notwithstanding any other provision hereof, Tenant shall not be liable, as a Common Area Operating Expense or otherwise, for any earthquake damage repairs or replacement not covered by insurance except in an amount not to exceed $15,000 per year. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

    8.4 Waiver of Subrogation. Intentionally omitted, see Second Addendum to
        ---------------------
Lease.

    8.5 Indemnity. Tenant shall protect, indemnify and hold Landlord Entities
        ---------
harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of:

        (i) any damage to any property (including but not limited to property of Landlord) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any negligence or willful misconduct of Tenant, its agents, servants, employees, invitees, or visitors;

        (ii) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

        (iii) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or Tenant's particular use of the Premises or its occupancy; or

        (iv) any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

    8.6 Exemption of Landlord from Liability. Except to the extent caused by the
        ------------------------------------
negligence or willful misconduct of Landlord, Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

9. Damage or Destruction.

   9.1 Termination Right. Tenant shall give Landlord immediate written notice
       -----------------
of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 90 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building and the Common Areas.

    9.2 Intentionally omitted, see Second Addendum to Lease.
        ---------------------

10. Real Property Taxes.

          10.1 Payment of Real Property Taxes. Landlord shall pay the Real
               ------------------------------
Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

          10.2 Real Property Tax Definition. As used herein, the term "Real
               ----------------------------
Property Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Industrial Center, and/or (b) any interest of Landlord in the Industrial Center. Real Property Taxes include (i) any improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes" and (iii) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate, to the extent of any reduction achieved thereby. The term "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

          10.3 Additional Improvements. Operating Expenses shall not include
               -----------------------
Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request.

          10.4 Joint Assessment. If the Building is not separately assessed,
               ----------------
Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

          10.5 Tenant's Property Taxes. Tenant shall pay prior to delinquency
               -----------------------
all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.       Assignment and Subletting.

          12.1 Landlord's Consent Required. Tenant shall not assign, transfer,
               ---------------------------
mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned, or delayed. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant.

13.       Default; Remedies.

          13.1 Default. The occurrence of any one of the following events shall
               -------
constitute an event of default on the part of Tenant ("Default"):

               (a) The abandonment of the Premises by Tenant;

               (b) Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 3 days after Tenant's receipt of written notice that the same is due, provided, that such notice may be combined at Landlord's option with any legal notice, including but not limited to a Three Day Notice to Pay Rent or Quit or other notice given in regard to unlawful detainer remedies.;

               (c) A general assignment by Tenant or any guarantor for the benefit of creditors;

           (d) The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors;

           (e) Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

           (f) Failure of Tenant to maintain insurance as required by Paragraph
8.2 (provided, however, that such failure must continue for five (5) calendar days after written notice before such default shall have occurred) ;

           (g) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 10 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

           (h) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenants business or in good faith for equivalent consideration, or with Landlord's consent.

     13.2  Remedies. In the event of any Default by Tenant, Landlord shall have
           --------
the remedies set forth in the Addendum attached hereto entitled "Landlord's Remedies in Event of Tenant Default".

     13.3  Late Charges. Tenant hereby acknowledges that late payment by Tenant
           ------------
to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, awarded to Tenant for Tenant's relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.  Estoppel Certificate and Financial Statements.

     15.1  Estoppel Certificate. Each party (herein referred to as "Responding
           --------------------
Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate, plus such additional information, confirmation and/or statements as be reasonably requested by the Requesting Party.

     15.2  Financial Statement. If Landlord desires to finance, refinance, or
           -------------------
sell the Building, Industrial Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's readily available financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16. Additional Covenants and Provisions.

    16.1  Severability. The invalidity of any provision of this Lease, as
          ------------
determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

    16.2  Interest on Past-Due Obligations. Any monetary payment due Landlord
          --------------------------------
hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

    16.3  Time of Essence. Time is of the essence with respect to the
          ---------------
performance of all obligations to be performed or observed by the Parties under this Lease.

    16.4  Landlord Liability. Tenant, its successors and assigns, shall not
          ------------------
assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

    16.5  No Prior or Other Agreements. This Lease contains all agreements
          ----------------------------
between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

    16.6  Notice Requirements. All notices required or permitted by this Lease
          -------------------
shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

    16.7  Date of Notice. Any notice sent by registered or certified mail,
          --------------
return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

    16.8  Waivers. No waiver by Landlord or Tenant of a Default by the other
          -------
party hereto shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default of the same or any other term, covenant or condition hereof.

    16.9  Holdover. Tenant has no right to retain possession of the Premises or
          --------
any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

    16.10 Cumulative Remedies. No remedy or election hereunder shall be deemed
          -------------------
exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

    16.11 Binding Effect: Choice of Law. This Lease shall be binding upon the
          ------------------------------
Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

    16.12 Landlord. The covenants and obligations contained in this Lease on the
          --------
part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Solely in the event that Landlord has not yet satisfied its obligations to construct Tenant Improvements for Tenant hereunder, the foregoing release shall require transferee's written assumption of Landlord's construction obligations hereunder.

    16.13 Attorneys' Fees and Other Costs. If any Party brings an action or
          -------------------------------
proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to reasonable attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

    16.14 Landlord's Access; Showing Premises; Repairs. Landlord and Landlord's
          --------------------------------------------
agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Landlord may at any time during the last 90 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

    16.15 Signs. Tenant shall not place any signs at or upon the exterior of the
          -----
Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

    16.16 Termination: Merger. Unless specifically stated otherwise in writing
          -------------------
by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

    16.17 Quiet Possession. Upon payment by Tenant of the Base Rent and
          ----------------
Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

    16.18 Subordination; Attornment; Non-Disturbance.
          ------------------------------------------

               (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

               (b) Attornment. Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

               (c) Non-Disturbance. With respect to Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

               (d) Self-Executing. The agreements contained in this Paragraph
16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

    16.19 Rules and Regulations. Tenant agrees that it will abide by, and to
          ---------------------
cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center.

    16.20 Security Measures. Tenant acknowledges that the rental payable to
          -----------------
Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

    16.21 Reservations. Landlord reserves the right to grant such easements that
          ------------
Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not reasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements or maps.

    16.22 Conflict. Any conflict between the printed provisions of this Lease
          --------
and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

    16.23 Offer. Preparation of this Lease by either Landlord or Tenant or agent
          -----
or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

    16.24 Amendments. This Lease may be modified only in writing, signed by the
          ----------
parties in interest at the time of the modification.

    16.25 Multiple Parties. Except as otherwise expressly provided herein, if
          ----------------
more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

    16.26 Authority. Each person signing on behalf of Landlord or Tenant
          ---------
warrants and represents that he or she is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

          The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Landlord:                            Tenant:
AMB Property, L.P.,                  KYPHON,
a Delaware limited partnership       a California corporation

By:  AMB Property Corporation,
     a Maryland corporation

 By:  /s/ John L. Rossi                    By: /s/ Richard D. Murdock
     ---------------------------              ----------------------------------
      John L. Rossi                             Richard D. Murdock
 Its: Regional Manager                     Its: President and CEO

Telephone: (415)394-9000                   Telephone: (408) 727-9622
           ---------------------                      -----------------------
Facsimile: (415)394-0903                   Facsimile: (408) 727-9623
           ---------------------                      --------------------

Executed at: 505 Montgomery Street           Executed at: 3110 Coronado Drive
             6/th/ Floor                                 -----------------------
             San Francisco, CA 94111                      Santa Clara, CA 95054

Date: 2/29/00                        Date: February 25, 2000
     --------------------                  -------------------------------

                            FIRST ADDENDUM TO LEASE

         THIS FIRST ADDENDUM is dated for reference purposes as January 27, 2000, and is made a part of that Lease Agreement (the "Lease") dated January 27, 2000, by and between AMB PROPERTY L.P., a Delaware limited partnership ("Landlord") and KYPHON, a California corporation ("Tenant") affecting certain real property commonly known as 1350 Bordeaux Drive, Sunnyvale, California, with reference to the following facts:

         1.  Base Monthly Rent:
             -----------------
             April 1, 2000 through and including March 31, 2001 = $77,625.00 April 1, 2001 through and including March 31, 2002 = $81,075.00 April 1, 2002 through and including March 31, 2003 = $84,525.00 April 1, 2003 through and including March 31, 2004 = $87,975.00 April 1, 2004 through and including March 31, 2005 = $91,425.00

         2.  Option to Extend  Lease  Term:  Landlord hereby grants to Tenant
             -----------------------------
one (1) option to extend the Lease Term for a five (5) year term commencing when the prior term expires, under the following terms and conditions:

             A.  Exercise  Dates:  Tenant must give Landlord notice in writing
                 ---------------
of its exercise of the option in question no earlier than one hundred eighty
(180) days before the date the Lease Term would end but for said exercise (the "Earliest Exercise Date") and no later than one hundred twenty (120) days before the date the Lease Term would end but for said exercise (the "Last Exercise Date").
             B.  Conditions to Exercise of Option:  Tenant' rights to extend is
                 --------------------------------
conditioned upon and subject to each of the following:

                 (1) In order to exercise its option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive same by the Last Exercise Date, but not prior to the Earliest Exercise Date. If proper notification of the exercise of an option is not given and/or received by the Last Exercise Date, such option shall automatically expire and terminate. Failure to exercise an option terminates that option and all subsequent options. Tenant acknowledges that because of the importance of Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.

                 (2) Tenant shall have no right to exercise an option (i) if Tenant is in Default beyond any cure period provided in the Lease (if applicable) either on the date of exercise of the option or on the date on which the Lease would terminate absent exercise of the option . The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an option because of the provisions of this Paragraph.

             C.  Creation of Extended  Term:  Upon the timely exercise of the
                 --------------------------
option to extend and the commencement of the extended Term, all references in the Lease to the Term shall be considered to mean the Term as extended by the exercise of the option, which shall be referred to herein as the "Extended Term".

             D. The Base Monthly Rent for the Option Period shall be the greater of (i) one hundred percent (100%) of the Base Monthly Rent due the last month of the previous Lease Term, or (ii) one hundred percent (100%) of the then fair market monthly rent determined as of the commencement of the option period in question based upon like buildings with like improvements in the area within the boundaries of Highways 101, 237, and 880. The Option Period shall contain no free rent and the Premises shall be taken `as-is'. If the parties are unable to agree upon the fair market monthly rent for the Premises for the option period in question at least seventy-five (75) days prior to the commencement of the option period in question, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subparagraph F.

          E. In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Option Period, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

                    (1) The party demanding an appraisal (the "Notifying Party") shall notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten (10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitration Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Santa Clara.

                    (2) The three (3) appraisers so selected shall meet in San Jose, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the option period in question (including the timing and amount of periodic increases).

                    (3) If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

                    (4) If two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the option period in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

                    (5) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.
                      (6) Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

         3.       Early Occupancy:
                  ---------------

                  A. As consideration for Tenant's performance of all obligations to be performed by Tenant under the Lease, and upon receipt of (i) the first month's Base Monthly Rent and Security Deposit totaling $351,900.00, and (ii) a certificate of insurance as provided by Article 9.1C of the Lease, Landlord shall permit Tenant to enter and use the "Premises" from completion of construction until April 1, 2000 (the "Early Occupancy Period"). Such occupancy during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of the Lease provided, however, that Rent payable during the Early Occupancy Period shall be waived.

                  B. In the event either party shall bring any action or legal proceeding for damages for alleged breach of any provision of this agreement, to recover rent, to terminate tenancy of the Premises, or to enforce, protect or establish any term or covenant of this agreement or the Lease or right of remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorney's fees and court costs as may be fixed by the court or jury.

                  C. In consideration of executing this Early Occupancy Agreement, Tenant agrees to indemnify and save Landlord harmless of and from any and all liability, damage, expense, cause of action, suits or claims or judgments resulting from injury to person or property arising from the use of the Premises by Tenant during the Early Occupancy Period, including loss or damage to Tenant, its equipment, materials or supplies.

                  D. Tenant agrees to cooperate with construction personnel completing the Interior Improvements in the Premises and not cause any delay in the completion of these improvements. It is the intent of Landlord and Tenant that Tenant's obligation to pay the Base Monthly Rent and all Additional Rent not be delayed by any cause or other act of Tenant and, if it is so delayed, and provided that Landlord promptly notifies Tenant in writing of each separate delay and the estimated period of delay, then Tenant's obligation to pay the Base Monthly Rent and all Additional Rent shall commence as of the date it would have commenced absent said delay caused by Tenant.

                  E. During the Early Occupancy Period, Tenant shall arrange to have all utility services, including but not limited to gas, electric, water and trash, billed directly to Tenant for payment.

         4.       Tenant Improvement Allowances:
                  -----------------------------

                  A. The term "Tenant Improvement Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of Interior Improvement Costs (as defined in the Interior Improvement Agreement) for all Interior Improvements (as defined in the Interior Improvement Agreement) constructed in the Premises, which amount is Four Hundred Thirty-Six Thousand One Hundred Seventy-Six and 26/100 Dollars ($436,176.26).

                  B. The term "Tenant Contributed Interior Improvement Costs" shall mean the amount Tenant is required to spend toward the payment of Interior Improvement Costs for all Interior Improvements constructed in the Premises. Tenant shall pay all Interior Improvement Costs except the portion which Landlord is obligated to pay pursuant to the Tenant Improvement Allowance.

                  C. No credit in the Base Monthly Rent shall be made if a portion of the Tenant Improvement Allowance is not spent. Additionally, Landlord shall not be obligated to provide future use of any Tenant Improvement Allowance not spent prior to the Commencement Date.

         5.       Tenant  Maintenance:  Tenant shall (i) maintain, repair and
                  -------------------
replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every sixty (60) days during the Lease Term. Tenant shall furnish Landlord with a copy of such service contract, which shall provide that it may not be canceled or changed without at least thirty (30) day's prior written notice to Landlord. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall maintain continuously through the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises.

         6.       Landlord's Remedies in Event of Tenant Default: (AMB)
                  ----------------------------------------------

                  A. Termination. In the event of any Default by Tenant, then in
                     -----------
addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                     (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

                     (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                     (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                     (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                     (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

                     (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

Under subparagraphs (1) and (2) above, interest at twelve percent (12%) per annum or the maximum rate allowed by law, whichever is less, shall be added to the amount otherwise due and under subparagraph (3) above, the `worth at the time of award' is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder, or in regard to any proceedings to obtain possession or evict Tenant.

              B.  Continuation  of  Lease.  In the event of any Default by
                  -----------------------
Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

              C.  Re-entry.  In the event of any Default by Tenant, Landlord
                  --------
shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

              D.  Reletting.  In the event of the abandonment of the Premises by
                  ---------
Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

              E.  Termination.  No re-entry or taking of possession of the
                  -----------
Premises by Landlord pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

              F.  Cumulative Remedies.  The remedies herein provided are not
                  -------------------
exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

              G.  No Surrender.  No act or conduct of Landlord, whether
                  ------------
consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

              H.  Notice Provisions.  Tenant agrees that any notice given by
                  -----------------
Landlord
pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

          7.   Warrants:  As additional consideration, tenant will give Landlord
               --------
Twenty-Five Thousand (25,000) shares of Kyphon stock valued at Three and 09/100 Dollars ($3.09) per share, subject to the parties's separate agreement relating thereto.

LANDLORD:                               TENANT:

AMB Property, L.P.,                     KYPHON,
a Delaware limited partnership          a California corporation

By:  AMB Property Corporation,
     a Maryland corporation

    By:   /s/ John L. Rossi                  By:  /s/ Richard D. Murdock
        --------------------------                ----------------------------
         John L. Rossi                             Richard D. Murdock
    Its: Regional Manager                    Its: President and CEO

Telephone: (415) 394-9000                    Telephone: (408)  727-9622
           -----------------------                      ----------------------

Facsimile: (415) 394-0903                    Facsimile: (408)  727-9623
           -----------------------                      ----------------------

Executed at: 505 Montgomery Street            Executed at: 3110 Coronado Drive
             6/th/ Floor                                   ---------------------
             San Francisco, CA 94111                       Santa Clara, CA 95054

Date:    2/29/00                     Date:   February 25, 2000
     -----------------------              ------------------------------

                           Second Addendum To Lease
                           ------------------------

         THIS SECOND ADDENDUM TO LEASE (this "Addendum") is made by and between AMB Property L.P., a Delaware limited partnership (`Landlord') and Kyphon, a California corporation (`Tenant'), to be a part of that certain lease (the "Lease") of even date herewith between Landlord and Tenant concerning premises located at 1350 Bordeaux Drive, Sunnyvale, California (the "Premises"). Landlord and Tenant agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as set forth below.

         1.  Term.  The Lease shall commence (the "Commencement Date") on April
             ----
1, 2000 without regard to completion of Tenant Improvements.

         2.  Operating Expenses.  "Operating Expenses" shall not include and
             ------------------
Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"): (a) Costs occasioned by the violation of any Applicable Law by Landlord or its agents, employees or contractors; (b) Costs occasioned by fire except for uninsured costs or deductibles or Costs occasioned by the exercise of the power of eminent domain;
(c) Costs to correct any construction defect in the Industrial Center for which Landlord is responsible hereunder or to comply with any Applicable Law on the Commencement Date the compliance with which is one of Landlord's responsibilities hereunder; (d) Costs of any renovation, improvement, painting or redecorating of any portion of the Industrial Center not made available for Tenant's use; (e) Costs incurred in connection with negotiations or disputes with any other occupant of the Industrial Center and Costs arising from the violation by Landlord or any other occupant of the Industrial Center of the terms and conditions of any lease or other agreement; (g) Costs incurred in connection with the presence of any Hazardous Substances, except to the extent caused by Tenant;(i) Costs relating to the repair, maintenance and replacement of the structural elements of the Industrial Center; (j) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases; (k) any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Industrial Center in excess of the management fee which would be charged by a professional management service for operation of comparable projects in the vicinity of the Building.

         3.  Hazardous Substances.  To the best actual knowledge of Landlord,
             --------------------
(meaning the actual knowledge of Joe Lewis) without duty of investigation or imputation of knowledge (a) except as previously disclosed to Tenant in writing, no Hazardous Substances are present on the Industrial Center or the soil, surface water or groundwater thereof at levels constituting a violation of Applicable Laws (b) no underground storage tanks are present on the Industrial Center, and (c) no action, proceeding, or claim is pending or threatened involving the Industrial Center concerning any Hazardous Substances or pursuant to any Applicable Laws or Requirements.

         4.    Intentionally omitted.
               ---------------------

         5.    Maintenance, Repairs. Landlord shall perform and construct, and
               --------------------
Tenant shall have no responsibility to perform, construct or pay for, any repair, maintenance or improvement necessitated by the acts or omissions of Landlord or any other occupant of the Industrial Center, or their respective agents, employees or contractors.

         6.    Utility Installations, Trade Fixtures, Alterations. All
               --------------------------------------------------
Alterations, trade fixtures, furniture, equipment and other personal property installed in the Premises ("Tenant's Property") shall at all times be and remain Tenant's property. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant's Property from the Premises, provided that Tenant repairs all damage caused by such removal. Upon written request, Landlord shall advise Tenant in writing prior to the making of any Alterations whether it reserves the right to require Tenant to remove any such Alterations from the Premises upon termination of the Lease.

         7.    Intentionally omitted.
               ---------------------

         8.    Indemnity.  Landlord shall not be released or indemnified from,
               ---------
and shall indemnify, defend, protect and hold harmless Tenant from, any damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs or expenses arising from the active negligence or willful misconduct of Landlord or its agents or contractors.

         9.    Waiver of Subrogation.  The parties hereto release each other
               ---------------------
and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against or which is required to be insured against under the Lease, without regard to the negligence or willful misconduct of the entity so released.

         10. Damage or Destruction.  If the Premises are substantially damaged
             ---------------------
(that is, if repair or restoration would cost as much as or more than ten percent (10%) of the replacement cost of the Building) and Landlord is, in the opinion of Landlord's architect, unable to repair or rebuild the Premises within 90 days of the event giving rise to damage, Landlord may terminate the Lease by written notice given within thirty (30) days after Landlord receives the written opinion of its architect relating to the time required to reconstruct or rebuild. If the Premises are damaged by any peril and Landlord does not elect to terminate the Lease or is not entitled to terminate the Lease, Tenant may terminate the Lease as set forth in Paragraph 9.1.. If the Lease is not terminated by Landlord or Tenant as provided herein, Landlord shall restore the Premises to the condition in which they existed immediately prior to the casualty. Landlord shall not have the right to terminate the Lease if damage to or destruction of the Building is relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Building).

         11. Real Property Taxes.  Tenant shall not be required to pay any
             -------------------
portion of any tax or assessment expense (a) levied on Landlord's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes;
(b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term that is available for such payments in the ordinary course of business; or (c) imposed on land and improvements other than the Industrial Center.

         12. Intentionally omitted.
             ---------------------

         13. Assignment and Subletting. Tenant, without Landlord's prior written
             -------------------------
consent and without complying with any of the restrictions of Section 12 of the Lease, may (a) sublet the Premises or assign the Lease to a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under at least fifty percent (50%) common control with Tenant; (b) assign the Lease to a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; (c) assign the Lease to a purchaser of substantially all of Tenant's assets or (d) assign the Lease to a purchaser at a private sale of a majority of Tenant's stock; provided that in each case Landlord receives ten (10) days advance written notice thereof and provided further that in each case the transferee must have (and Tenant's notice must document) a net worth at the close of the transfer transaction equal to or greater than that of the Tenant immediately prior thereto or the Tenant's net worth at the time this Lease is executed, whichever is greater, and in each case, Tenant shall not be released from liability hereunder. A transfer of Tenant's capital stock on a public exchange shall not be deemed an assignment, subletting or other transfer of the Lease or the Premises requiring Landlord's consent.

         14.  Subordination:  Landlord will use reasonable efforts to obtain a
              -------------
subordination and non-disturbance agreement in commercially reasonable form from its Lender which will provide that the Lender will not terminate the Lease so long as Tenant does not default hereunder. If any expense is required to obtain this agreement, such expense will be born by Tenant as a condition of receiving the agreement.

         15.  Landlord's Access.  Landlord and Landlord's agents, except in the
              -----------------
case of emergency, shall provide Tenant with twenty-four (24) hours' notice prior to entry of the Premises. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary.

         16.  Rules and Regulations.  Tenant shall not be required to comply
              ---------------------
with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Industrial Center, does not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights and does not materially increase the obligations or decrease the rights of Tenant under the Lease.

         17.  Common Areas, Reservations.  Landlord shall not (a) modify the
              --------------------------
Common Areas, (b) grant any easements, rights of way, utility raceways or dedications, or (c) record any Parcel Maps or restrictions, if such actions would unreasonably interfere with Tenant's use of the Premises. In taking such actions, Landlord shall at all times use reasonable efforts to minimize any disruption to Tenant.

         18   Intentionally omitted.
              ---------------------

         19.  Approvals.  Except as otherwise specifically provided in the
              ---------
Lease, whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

         20.  Reasonable Expenditures.  Any expenditure by a party permitted or
              -----------------------
required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

         21.  Effect of Addendum.  All terms with initial capital letters used
              ------------------
herein as defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. In the event of any inconsistency between this Addendum and the Lease, the terms of this Addendum shall prevail.

LANDLORD:                                   TENANT:

AMB Property, L.P., a Delaware              Kyphon, a California corporation
limited partnership
                                            By:   /s/ Richard D. Murdock
By:      AMB Property Corporation, a            ----------------------------
         Maryland corporation, its               Richard D. Murdock
         general partner
                                            Its: President and CEO
By:       /s/ John L. Rossi
         ----------------------------       Dated: February 25, 2000
         John L. Rossi                            -----------------------

Its:     Vice President

Dated:    2/29/00
       ----------------------

Exhibit A

[This Exhibit A contains a map of the premises.]

                                   EXHIBIT C
                        INTERIOR IMPROVEMENT AGREEMENT
                        ------------------------------

         THIS IMPROVEMENT AGREEMENT is made part of that Lease dated January 27, 2000, (the "Lease") by and between AMB Property, L.P., a Delaware limited partnership, ("Landlord"), and KYPHON, a California corporation, ("Tenant"). Landlord and Tenant agree that the following terms are part of the Lease:

         1. Purpose of Improvement Agreement:  The purpose of this Improvement
            --------------------------------
Agreement is to set forth the rights and obligations of Landlord and Tenant with respect to the construction of Interior Improvements within the Premises prior to the Commencement Date.

         2. Definitions:  As used in this Interior Improvement Agreement, the
            -----------
following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease and which are used in this Interior Improvement Agreement, shall have the meanings ascribed to them by the
Lease:

            A.  Approved Specifications:  The term "Approved Specifications"
                -----------------------
shall mean those specifications for the Interior Improvements to be constructed by Landlord which are described by Exhibit "D" to the Lease.

            B.  Interior Improvements:  The term "Interior Improvements" shall
                ---------------------
mean all interior improvements to be constructed by Landlord in accordance with the Approved Specifications (e.g., HVAC equipment and distribution, transformer and power distribution, partitions, floor, wall, and window covering, lighting fixtures).

            C.  Interior Improvement Costs: The term "Interior Improvement
                --------------------------
Costs" shall mean the following: (i) the total amount due pursuant to the general construction contract entered into by Landlord to construct the Interior Improvements, including costs for any and all building code compliance; (ii) the cost of all governmental approvals required as a condition to the construction of the Interior Improvements (including all construction taxes imposed by the City of Sunnyvale) in connection with the issuance of a building permit for the Interior Improvements; (iii) all utility connection or use fees; (iv) fees of architects or engineers for services rendered in connection with the design and construction of the Interior Improvements; (v) the cost of payment and performance bonds obtained by Landlord or Prime Contractor to assure completion of the Interior Improvement; (vi) the cost of any fees or other exactions of any municipal or governmental entities which arise out of the construction of the Interior Improvements; and (vii) costs associated with compliance with the Americans with Disabilities Act and/or such California laws and/or regulations which relate to facilities for the disabled.

               D.  Substantial Completion and Substantially Complete: The terms
                   -------------------------------------------------
"Substantial Completion" and "Substantially Complete" shall each mean the date when all of the following have occurred with respect to the Interior Improvements in question: (i) the construction of the Interior Improvements in question has been substantially completed in accordance with the requirements of this Lease; (ii) the architect responsible for preparing the plans shall have executed a certificate or statement representing that the Interior Improvements in question have been substantially completed in accordance with the plans and specifications therefor; and (iii) the Building Department of the City of Sunnyvale has completed its final inspection of such improvements and has "signed off" the building inspection card approving such work as complete.

         3.    Schedule of Performance:  Set forth in this paragraph is a
               -----------------------
schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Interior Improvements (the "Schedule of Performance"). Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Schedule of Performance and elsewhere in this Interior Improvement Agreement. The Schedule of Performance is as follows:

     Action                                                Responsible
     Items                   Due Date                         Party
 -------------        -----------------------             -------------

A. Delivery to          Completed                            Tenant
   Landlord of
   Tenant's
   Interior
   Requirements

B. Delivery to          Completed                            Landlord
   Tenant of
   Preliminary
   Interior
   Improvement
   Plans

C. Approval by          Within three (3) business            Tenant
   Tenant of            days after lease execution.
   Preliminary
   Interior
   Plans

D. Delivery to          Within fifteen (15) business         Landlord
   Tenant of            days after approval of the

     Final                    Preliminary Interior Plans.
     Interior
     Plans

E.   Approval by              Within three (3) business days        Tenant
     Tenant of                after Tenant receives Final
     Final                    Interior Plans.
     Interior
     Plans

F.   Approval by Tenant of    Within three (3) business days        Tenant
     Construction Costs       after receipt of construction costs.

G.   Commence-                Within five (5) days after            Landlord
     ment of                  issuance of all necessary
     construction             governmental approvals.
     of Interior
     Improvement

H.   Substantial              Within thirty (30) business days      Landlord
     Completion               after issuance of building permit
     of Interior              for the Interior Improvements.
     Improvements

I.   Commence-                Rent shall commence                   Tenant
     ment of Rent             April 1, 2000.
     Payments

     4.  Construction of Interior Improvements: Landlord shall construct the
         -------------------------------------
Interior Improvements in accordance with the following:

         A.  Development and Approval of Preliminary Interior Plans: Tenant has
             ------------------------------------------------------
delivered to Landlord a proposed floor plan identifying its requirements for the Interior Improvements that is consistent with the Approved Specifications ("Tenant's Interior Requirements"). Landlord has delivered to Tenant for its review and approval preliminary plans for the Interior Improvements which are consistent with and conform to Tenant's Interior Requirements and the Approved Specifications (the "Preliminary Interior Plans"). On or before the due date specified in the Schedule of Performance, Tenant shall either approve such plans or notify Landlord in writing of its specific objections to the Preliminary Interior Plans. If Tenant so objects, Landlord shall revise the Preliminary Interior Plans to address such objections in a manner consistent with the parameters for the Interior Improvements set forth in this Improvement Agreement and the Approved Specifications and shall resubmit such revised Preliminary Interior Plans as soon as reasonably practicable to Tenant for its approval. When such revised Preliminary Interior Plans are resubmitted to Tenant, it shall either approve such plans or notify Landlord of any further objections in writing within two (2) business days after receipt thereof. If Tenant has further objections to the revised Preliminary Interior Plans, the parties shall meet and confer to develop Preliminary Interior Plans that are acceptable to both Landlord and Tenant within five (5) business days after Tenant has notified Landlord of its second set of objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five (5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in this Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Preliminary Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence.

                  B. Development and Approval of Final Interior Plans: Once the
                     ------------------------------------------------
Preliminary Interior Plans have been approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant pursuant to subparagraph 4A), Landlord shall complete and submit to Tenant for its approval final working drawings for the Interior Improvements by the due date specified in the Schedule of Performance. Tenant shall approve the final plans for the Interior Improvements or notify Landlord in writing of its specific objections by the due date specified in the Schedule of Performance. If Tenant so objects, the parties shall confer and reach agreement upon final working drawings for the Interior Improvements within five (5) business days after Tenant has notified Landlord of its objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five (5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in the Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Final Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence. The final working drawings so approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant) are referred to herein as the "Final Interior Plans".

                  C. Building Permit: As soon as the Final Interior Plans have
                     ---------------
been approved by Landlord and Tenant, Landlord shall apply for a building permit for the Interior Improvements, and shall diligently prosecute to completion such approval process.

                  D. Construction Contract: Landlord and Tenant shall cooperate
                     ---------------------
to cause the Interior Improvements to be constructed by a general contractor who is engaged by Landlord in accordance with the procedures set forth in subparagraph 4D (1) hereof.

                    (1) The Interior Improvements will be constructed pursuant to a "fixed price" construction contract awarded to a general contractor selected by Landlord and approved by Tenant. Landlord has submitted to Tenant Landlord's recommendation of the general contractor --Hollander Smith Inc. -- which Tenant has approved. Landlord shall submit to Tenant the terms of the "fixed price" construction contract for the Interior Improvements for Tenant's approval, which shall be deemed given if objection is not made by Tenant within three (3) business days after receipt of such proposal from landlord. Subject to mutual agreement of Landlord and Tenant, the general construction contract will provide that major subcontractors for electrical, plumbing, mechanical and HVAC, (as well as all other subcontractors as to which Landlord and Tenant agree) for the Interior Improvements shall be engaged on a "design-build" basis where Tenant shall have the right to reasonably approve such subcontractors. Tenant shall have the right to approve the total Interior Improvement Costs. After all such costs are known, in the event that Tenant does not approve the total Interior Improvement Costs, Tenant may request that changes be made to the Final Interior Plans (subject to Landlord's approval which shall not be unreasonably withheld or delayed) for the purpose of lowering the total Interior Improvement Costs. Other major subcontracts shall go through the bid process, wherein Tenant shall have the right to reasonably approve such subcontractors and to have major subcontracts rebid if Tenant does not approve the bid. Delays caused by any modifications to the Final Interior Plans and rebidding or re-pricing requested by Tenant shall be deemed delays caused by Tenant for purposes of Paragraph 7 hereof.

                    (2) Landlord and Tenant shall use their best efforts to approve the subcontractors so that the construction contract may be executed as soon as possible.

               E.   Commencement of Interior Improvements: On or before the due
                    -------------------------------------
date specified in the Schedule of Performance, Landlord shall commence construction for the Interior Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Interior Improvements by the due date specified in the Schedule of Performance.

         5.    Payment of Interior Improvement Costs:  Landlord and Tenant shall
               -------------------------------------
have the following obligations with respect to the payment of Interior Improvement Costs:

         A. Landlord shall be obligated to pay an amount equal to the Tenant Improvement Allowance as provided for in Paragraph 3 of the First Addendum to Lease and Tenant shall be obligated to pay the balance of the Interior Improvement Costs (including Landlord's construction management fee of Four Percent (4%) of the hard costs of construction) as set forth in this
Paragraph:

                    (1) Prior to commencing construction of the Tenant Improvements, Landlord shall provide Tenant with a written estimate stating the estimated Interior Improvement Cost, and calculating, according to Paragraph 3 of the First Addendum To Lease, the amount of the

Tenant Contributed Interior Improvement Cost.

                           (2)      Tenant shall pay such estimated costs to
Landlord within five business days after receipt of Landlord's estimate. Landlord shall not be obligated to commence construction of the Interior Improvements unless and until the full amount of this estimate has been paid by Tenant to Landlord. At Landlord's option, if Tenant does not pay such amount within the time specified above, Landlord may give Tenant a further five (5) day notice to pay such costs or commit an Event of Tenant's Default as defined in the Lease, and if Tenant does not pay as required hereby within such five (5) day period after such notice, then Tenant shall be considered to have committed an Event of Tenant's Default without any further notice or cure periods, and Landlord shall be entitled, in addition to any other rights or remedies hereunder, to all of its rights and remedies prescribed in the Lease in the case of an Event of Tenant's Default.

                           (3)      Notwithstanding the foregoing, if Tenant
provides Landlord, at Tenant's sole cost, an irrevocable letter of credit which
(i) is for an initial term ending no earlier than three (3) months after the Scheduled Completion Date; (ii) is drawn upon a local commercial bank reasonably acceptable to Landlord; (iii) is in an amount equal to One Hundred Twenty Five Percent (125%) of the estimated amount of the Tenant Contributed Interior Improvement Cost; (iv) is in a form satisfactory to Landlord; and (v) may be drawn on by Landlord solely upon submission of a written certification of Landlord that Tenant has failed to pay a progress payment required under this Paragraph per Landlord's billing and that the amount drawn on the letter of credit is the amount due Landlord under such progress payment, then Tenant may avoid the above requirement of depositing the amount of the estimated cost of the Tenant Contributed Interior Improvement Cost, and instead pay the said sum to Landlord in progress payments as billed by Landlord to Tenant. Such billings shall be accompanied by customary lien waivers. Landlord shall exercise good faith discretion in setting up a series of progress payments that bear a reasonable relationship to progress on the Interior Improvements, which payments shall include all amounts payable by Tenant hereunder. If the Interior Improvements are not Substantially Completed as of 30 days before the expiration date or any extended execution date of such irrevocable Letter of Credit, Tenant shall cause its renewal for at least an additional sixty days, and the failure to do so shall be an Event of Tenant's Default under this Lease without further notice or opportunity to cure, and shall allow Landlord to draw down all remaining funds under the letter of credit.

                           (4)      At the time the final accounting is rendered
by Landlord pursuant to subparagraph 5C hereof, there shall be an adjustment between Landlord and Tenant such that each shall only be required to contribute to the payment of Interior Improvement Costs in accordance with the obligations set forth in Paragraph 3 of the First Addendum to Lease and this Paragraph 5, which adjustment shall be made within ten (10) business days after Landlord notifies Tenant of the required adjustment. If Tenant is required to make a payment to Landlord, Tenant shall make such payment even if Tenant elects to audit the statement submitted by Landlord pursuant to subparagraph 5C. In the event Tenant's audit discloses that an overpayment or underpayment was made by Tenant, there shall be an adjustment between Landlord and Tenant as soon as reasonably practicable such that each shall only be required to contribute to the payment of costs in accordance with the obligations set forth in Paragraph 3 of the First Addendum to Lease and this Subparagraph 5A.

                           (5)      Funds delivered to Landlord under this
Paragraph 5A, either by deposit of the entire estimate, or by progress payment, shall be held by Landlord in Trust for the sole purpose of paying the portion of the Interior Improvement Cost which is payable by Tenant.

                        B. If Tenant fails to pay any amount when due pursuant to this Paragraph 5, then (i) Landlord may (but without the obligation to do so) advance such funds on Tenant's behalf, and Tenant shall be obligated to reimburse Landlord for the amount of funds so advanced on its behalf, and (ii) Tenant shall be liable for the payment of a late charge and interest in the same manner as if Tenant had failed to pay Base Monthly Rent when due as described in Paragraph 3.4 of the Lease.

                        C. When the Interior Improvements are Substantially Completed, Landlord shall submit to Tenant a final and detailed accounting of all Interior Improvement Costs paid by Landlord, certified as true and correct by Landlord's financial officers. Tenant shall have the right to audit the books, records, and supporting documents of Landlord to the extent necessary to determine the accuracy of such accounting during normal business hours after giving Landlord at least two (2) days prior written notice. Tenant shall bear the cost of such audit, unless such audit discloses that Landlord has overstated Tenant's contribution to such costs by more than two percent (2%) of the actual amount of such contribution, in which event Landlord shall pay the cost of Tenant's audit. Any such audit must be commenced, if at all, within ninety (90) days after Landlord delivers such accounting to Tenant.

                        D. Landlord shall pay, and Tenant shall have no responsibility for, the following costs associated with the Improvements: (i) costs attributable to improvements installed outside the demising walls of the Premises; (ii) costs for improvements which are not shown on or described in the Final Space Plan unless otherwise approved by Tenant; (iii) costs incurred to remove Hazardous Materials from the Premises or the Project provided such are not the responsibility of Tenant; (iv) attorneys' fees incurred in connection with the negotiation of construction contracts and attorneys' and experts' fees and other costs in connection with disputes with third parties (including, without limitation, the General Contractor); (v) costs incurred as a consequence of delay (unless the delay is caused by Tenant), construction defects or defaults by any contractor; (vi) costs recoverable by Landlord on account of warranties or insurance; (vii) penalties and late charges attributable to Landlord's failure to pay construction costs (provided Tenant makes timely progress payments as required under the Lease); (viii) costs to bring the Building into compliance with applicable Laws, including, without limitation, the Americans with Disabilities Act ("ADA") and Hazardous Materials Laws; (x) wages, labor and overhead for overtime and premium time; (xi) off-site management or other general overhead costs incurred by Landlord; (xii) construction management, profit and overhead charges in excess of four percent (4%) of the total Improvement Cost; and (xiii) interest and other costs of financing construction, (xiv) costs in excess of the Final Cost Estimate. Notwithstanding any contrary provisions hereof, including those set forth above in this Paragraph, Landlord shall have only the duty to procure compliance with the ADA at its own expense in regard to conditions outside the Premises and the need for which is not occasioned by Tenant's particular use of the Premises and the Building. Expenses of having construction performed by Landlord for Tenant under this Agreement comply with the ADA shall be a proper Interior Improvement Cost.

         6. Changes to Approved Plans:  Once the Final Interior Plans have been
            -------------------------
approved by Landlord and Tenant, neither shall have the right to order extra work or change orders with respect to the construction of the Interior Improvements without the prior written consent of the other. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify any added or reduced cost (including the construction manager's fees of Landlord for the management of the construction specified under such change order or extra work, as set forth in paragraph 5A) and/or construction time resulting therefrom, and shall become effective and a part of the Final Interior Plans once approved in writing by both parties. If a change order requested or approved by Tenant results in an increase in the cost of constructing the Interior Improvements, (including Landlord's construction management fee of four percent (4%) of the hard costs of construction), Tenant shall pay the amount of such increase caused by the change order at the time the change order is approved by both Landlord and Tenant if and to the extent such change order causes the Interior Improvement Costs to increase. If a change order results in an increase in the amount of construction time needed by Landlord to complete the Interior Improvements, paragraph 7 hereof may apply.

         7. Delay in Completion Caused by Tenant: The parties hereto acknowledge
            ------------------------------------
that the date on which Tenant's obligation to pay the Base Monthly Rent and the Additional Rent would otherwise commence may be delayed because of: (i) Tenant's failure to submit necessary information to Landlord when required; (ii) Tenant's failure to promptly review and approve the plans for the Interior Improvements in accordance with the Schedule for Performance; (iii) any act by Tenant which interferes with or delays the completion of the plans for the Interior Improvements or Landlord's construction work; (iv) change orders requested by Tenant and approved by Landlord; (v) special materials or equipment ordered or specified by Tenant that cannot be obtained by Landlord at normal cost within a reasonable period of time because of limited availability; or (vi) any delay or default by Tenant in paying the estimated cost of construction of Interior Improvements in excess of the Landlord's required contribution. It is the intent of the parties hereto that the commencement of Tenant's obligation to pay the Base Monthly Rent and all Additional Rent not be delayed by any of such causes or by any other act of Tenant, and in the event it is so delayed, Tenant's obligation to pay the Base Monthly Rent and all Additional Rent shall commence as of the date it would otherwise have commenced absent delay caused by Tenant, provided that within a reasonable period of time after learning of the occurrence of the cause of any such delay, Landlord notifies Tenant in writing of the fact that such delay has occurred and the known or anticipated extent of any such delay, (but Landlord is not required to give any notice in regard to failure to pay estimated excess Interior Improvement Costs except the initial notice to pay such costs required by Paragraph 5A above).

         8. Delivery of Possession, Punch List, and Acceptance Agreement:  As
            ------------------------------------------------------------
soon as the Interior Improvements are Substantially Completed, Landlord and Tenant shall together walk through the Premises and inspect all Interior Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Interior Improvements. After such inspection has been completed, each party shall sign an acceptance agreement in the form attached to the Lease as Exhibit "B", which shall (i) include a list of all
                         ----------
"punch list" items which the parties agree are to be corrected by Landlord and
(ii) shall state the Commencement Date and the initial Base Monthly Rent. As soon as such inspection has been completed and such acceptance agreement executed, Landlord shall deliver possession of the Premises to Tenant. Landlord shall repair such "punch list" items within thirty (30) days after executing the acceptance agreement. Landlord shall have no obligation to deliver possession of the Premises to Tenant until such procedures regarding the preparation of a punch list and the execution of the acceptance agreement have been completed.. Except as otherwise provided by the Lease and this Agreement, Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of Landlord's work of improvement in such part as complete and in accordance with the terms of the Lease except for the punch list items noted and latent defects that could not reasonable have been discovered by Tenant during its inspection of the Interior Improvements prior to completion of the acceptance agreement. Notwithstanding anything contained herein, Tenant's obligation to pay the Base Monthly Rent and Additional Rent shall commence as provided in the Lease, regardless of whether Tenant completes such inspection or executes such acceptance agreement.

         9. Standard of Construction and Warranty: Landlord here by warrants
            -------------------------------------
that the Interior Improvements shall be constructed substantially in accordance with the Final Interior Plans (as modified by change orders approved by Landlord and Tenant), all Private Restrictions and all Laws, in a good and workmanlike manner, and all materials and equipment furnished shall conform to such final plans and shall be new and otherwise of good quality. The foregoing warranty shall be subject to, and limited by, the following:

            A. Once Landlord is notified in writing of any breach of the above-described warranty, Landlord shall promptly commence the cure of such breach and complete such cure with diligence at Landlord's sole cost and expense.

            B. Landlord's liability pursuant to such warranty shall be limited to the cost of correcting the defect or other matter in question. In no event shall Landlord be liable to Tenant for any damages or liability incurred by Tenant as a result of such defect or other matter, including without limitation damages resulting from any loss of business by Tenant or other consequential damages.

       C. Notwithstanding anything contained herein, Landlord shall not be liable for any defect in design, construction, or equipment furnished which is discovered and of which Landlord receives written notice from Tenant after the first (1st) anniversary of the recordation of a notice of completion for the work of improvement affected by the defect.

       D. With respect to defects for which Landlord is not responsible pursuant to subparagraph 9C, Tenant shall have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting construction defects and in discharging its obligations regarding the repair and maintenance of the Premises. Upon request by Tenant, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Interior Improvements. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defect for which Landlord is not responsible pursuant to this paragraph so long as Tenant pays all costs reasonably incurred by Landlord in so acting..

       E Landlord makes no other express or implied warranty with respect to the design, construction or operation of the Interior Improvements except as set that forth in this paragraph.

       F. Notwithstanding anything to the contrary in this Work Letter or the Lease, effective upon delivery of the Premises to Tenant, Landlord does hereby warrant that (i) the construction of the Tenant Improvements was performed in accordance with all rules, regulations, codes, statutes, ordinances, and laws of all governmental and quasi-governmental authorities, in accordance with the Construction Documents, and in a good and workman-like manner, (ii) all material and equipment installed therein conformed to the Construction Documents and was new and otherwise of good quality, (iii) the electrical, plumbing, heating, ventilating, air conditioning and mechanical systems servicing the Premises are in working order and in good condition, and (iv) the roof is in good condition and water tight. So long as such occupancy does not interfere with Landlord's construction of the Tenant Improvements, Tenant shall have the right to enter the Premises prior to the completion of the Tenant Improvements for the purpose of installing its equipment, data, telecommunications systems and trade fixtures.

   10. Condition to Landlord's Performance:  Landlord's obligations under the
       -----------------------------------
Lease are subject to the satisfaction or waiver of the condition that Landlord obtain all building permits and other governmental approvals required in order to commence construction of the Interior Improvements by the due dates specified in the Schedule of Performance. If such condition is not satisfied or waived within the applicable time period, Landlord shall have the option of terminating the Lease; provided, however, that Landlord shall have the option to extend the time period for the satisfaction of such condition for a period of up to sixty
(60) days to enable Landlord to continue its efforts to cause such condition to be satisfied. If any such option to extend the time for satisfaction of this condition is exercised: (i) Landlord shall continue to use reasonable efforts to cause the condition to be satisfied; (ii) all other time periods contained in the Schedule of Performance which are impacted by such extension shall be appropriately adjusted; and (iii) such extension shall not constitute a delay caused by Tenant pursuant to paragraph 7 hereof, nor shall Landlord in any way be penalized for exercising such option to obtain additional time to cause the condition to be satisfied. If Landlord becomes entitled to and elects to so terminate the Lease, the Lease shall terminate on the dated notice is so given to Tenant. Landlord shall be under an obligation of good faith to use all reasonable good faith efforts to cause the condition to be satisfied.

         11.  Effect of Agreement:  In the event of any inconsistency between
              -------------------
this Improvement Agreement and the Lease, the terms of this Improvement Agreement shall prevail.

AMB Property, L.P.,                         KYPHON,
a Delaware limited partnership              a California corporation
By:  AMB Property Corporation,
     a Maryland corporation                 By: /s/ Richard D. Murdock
                                                --------------------------------
                                                 Richard D. Murdock
   By: /s/ John L. Rossi                    Its: President and CEO
       ---------------------------
        John L. Rossi
   Its: Regional Manager

Telephone: (415)394-9000                    Telephone: (408)727-9622
           ------------------------                    ----------------------

Facsimile: (415)394-0903                    Facsimile: (408)727-9623
           ------------------------                    ----------------------

Executed at: 505 Montgomery Street           Executed at: 3110 Coronado Drive
             6/th/ Floor                                  ----------------------
             San Francisco, CA 94111                      Santa Clara, CA 95054


Date:    2/29/00                      Date: February 25, 2000
      -------------------------             ---------------------------------

Exhibit D


[Not Applicable]

Exhibit E

[This Exhibit E contains the covenants, conditions and restrictions applicable to the premises.]

Exhibit F

[This Exhibit F describes the sign criteria for the premises.]

Exhibit G

[This Exhibit G contains a questionnaire regarding the use of hazardous materials on the premises.]

Exhibit H

[Not Applicable]

Exhibit I

[This Exhibit I contains rules and regulations applicable to the premises.]

                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE is dated for reference purposes only as November 29, 2001, and is part of that Lease dated January 27, 2000 together with the Summary of Basic Lease Terms, the First and Second Addendums To Lease, the Acceptance Agreement, Warrant Agreement and the First Amendment to Lease dated July 18, 2000 thereto (collectively, the "Lease") by and between AMB PROPERTY, L.P., a Delaware limited partnership ("Landlord"), and KYPHON INC., a Delaware corporation ("Tenant"), and is made with reference to the following facts:

     A. The Premises currently leased by Tenant pursuant to the Lease consists of 34,500 rentable square feet commonly known as 1350 Bordeaux Drive, City of Sunnyvale, California.

     B.  The Lease Term for said Premises currently expires on March 31, 2005.

     C. Tenant and Landlord have agreed to expand the square footage of the Tenant by 4,000 rentable square feet as shown on "Exhibit A" attached hereto and incorporated herein by reference as the "Expansion Space".

     D. Tenant and Landlord wish to amend the Lease on the Terms and Conditions set forth in this Second Amendment to Lease.

     NOW, THEREFORE, Landlord and Tenant hereby agree that the Lease Terms are amended as follows:

     1.  Landlord's Address: Landlord's address for notices is amended to read:
         ------------------

               AMB Property, L.P.
               Pier 1, Bay 1
               San Francisco, CA 94111

     2.  Premises: Article 1.2 is hereby amended to provide for the Expansion
         --------
Space of 4,000 rentable square feet located at 1364 Bordeaux Drive, Sunnyvale resulting in a total of 38,500 rentable square feet.

     3.  Tenant's Share: Article 1.5 is hereby amended to mean fifteen and
         --------------
87/100 percent (15.87%) of Building D and twenty-eight and 46/100 percent (28.46%) of the Industrial Center.

     4.  Tenant's Allocated Parking Stalls: Article 2.6 is hereby amended to
         ---------------------------------
mean an additional 17 stalls for the Expansion Space for a total of 137 parking spaces.

     5.  Lease Term: Article 1.3 is hereby amended to provide that the Lease
         ----------
Term shall be coterminous with the existing Lease through and including March 31, 2005.

     6.  Base Monthly Rent: Commencing January 1, 2002, Article 1.6 is hereby
         -----------------
amended to provide for the Base Monthly Rent on the Expansion Space as follows:

January 1, 2002 through and including December 31, 2002: $6,000.00 per month January 1, 2003 through and including December 31, 2003: $6,000.00 per month January 1, 2004 through and including December 31, 2004: $6,000.00 per month
January 1, 2005 through and including March 31, 2005:       $6,000.00 per month

     7.  Security Deposit: Article 1.7 is hereby amended to provide for an
         ----------------
increase in the Security Deposit of $6,000.00 which Tenant has provided Landlord upon signature hereon, for a total of $280,275.00.

     8.  Option to Extend Lease Term for Expansion Space: Landlord hereby grants
         -----------------------------------------------
to Tenant one option to extend the Lease Term for the Expansion Space for a five
(5) year term commencing when the prior term expires, under the following terms and conditions:

          A.  Exercise Dates: Tenant must give Landlord notice in writing of its
              --------------
exercise of the option in question no earlier than one hundred eighty (180) days before the date the Lease Term would end but for said exercise (the "Earliest Exercise Date") and no later than one hundred twenty (120) days before the date the Lease Term would end but for said exercise (the "Last Exercise Date").

          B.  Conditions to Exercise of Option: Tenant's rights to extend is
              --------------------------------
conditioned upon and subject to each of the following:

               (1) In order to exercise its option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive same by the Last Exercise Date, but not prior to the Earliest Exercise Date. If property notification of the exercise of an option is not given and/or received, such option shall automatically expire. Failure to exercise an option terminates that option and all subsequent options. Tenant acknowledges that because of the importance of Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.

               (2) Tenant shall have no right to exercise an option (i) if Tenant is in Default beyond any cure period provided in the Lease (if applicable) either on the date of exercise of the option or on the date on which the Lease would terminate absent exercise of the option or (ii) in the event that Landlord has given to Tenant three (3) or more notices of separate Defaults during the 12 month period immediately preceding the exercise of the option, whether or not the Defaults are cured. The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an option because of the provisions of this Paragraph.

          C.  Creation of Extended Term: Upon the timely exercise of the option
              -------------------------
to extend and the commencement of the extended Term, all references in the Lease to the Term shall be considered to mean the Term as extended by the exercise of the option, which shall be referred to herein as the "Extended Term".

          D.  Options Personal: The option is personal to the Tenant, and cannot
              ----------------
be assigned to or exercised by anyone other than the Tenant. The option can only be exercised at a time when the Tenant is in full possession of the Premises and does not have any intent of thereafter assigning or subletting.

          E. The Base Monthly Rent for the Option Period shall be the greater of (i) one hundred percent (100%) of the Base Monthly Rent due the last month of the previous Lease Term, or (ii) one hundred percent (100%) of the then fair market monthly rent determined as of the commencement of the option period in question based upon like buildings with like improvements in the area. The Option Period shall contain no free rent and the Premises shall be taken "as-is". If the parties are unable to agree upon the fair market monthly rent for the Premises for the option period in question at least seventy-five (75) days prior to the commencement of the option period in question, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subparagraph F.

          F. In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purposes of establishing the Base Monthly Rent during the Option Period, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

               (1) The party demanding an appraisal (the "Notifying Party") shall notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five
(5) days after the expiration of said ten (10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitrations Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant such third appraiser shall be promptly appointed by the then Presiding Judge its right to select a second appraiser of the Superior Court of the State of California for the County of Santa Clara.

               (2) The three (3) appraisers so selected shall meet in San Jose, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the option period in question (including the timing and amount of periodic increases).

               (3) If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen
(15) day period, two (2) or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

               (4) If two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the option period in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

               (5) Nothing contained herein shall prevent Landlord and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

               (6) Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

     9.  Retained Real Estate Brokers: Tenant is represented by Colliers
         ----------------------------
International in the execution of this Second Amendment to Lease.

     10.  Delivery and Acceptance of Premises: Tenant accepts the Expansion
          -----------------------------------
Space for the extended term created hereby with Tenant Improvements made by Landlord, at Landlord's sole cost and expense, as shown on Exhibit A including ceiling insulation in the areas covered by drop ceiling, to be completed prior to Tenant's Commencment Date.

     11.  Continuing Obligation: Except as expressly set forth in this
          ---------------------
Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

     12.  Effect of Amendment: This Amendment modifies the Lease only with
          -------------------
regards to the Expansion Space, and does not purport to modify Landlord's or Tenant's rights or obligations under the original Lease dated January 27, 2000. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control only where such matters relate solely to the Expansion Space and not to the extent that such matters relate to the space leased under the Lease of January 27, 2000. Except as specifically modified herein, all terms and provisions of the original Lease dated January 27, 2000 shall remain in full force and effect.

     13.  Authority: Each individual executing this Amendment on behalf of
          ---------
Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the Tenant corporation.

     14.  Entire Agreement: The Lease, as modified by this Amendment,
          ----------------
constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any legally binding representations or warranties as to any matter except for such matters binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant's business.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to be effective as of the date first set forth above.


Landlord:                                 Tenant:

AMB PROPERTY, L.P.                        KYPHON INC.
a Delaware limited partnership            a Delaware corporation
By: AMB Property Corporation,             By: /s/ Gary Grenter
    a Maryland corporation its                ----------------------------------
    general partner                           Gary Grenter
                                              Chief Executive Officer

By: /s/ John Rossi                        By: /s/ Eric Doelling
    ------------------------------------      ----------------------------------
      John L. Rossi                           Eric Doelling
                                              Vice President Operations
Its:  Senior Vice President

Telephone: (415) 394-9000                 Telephone: (408) 548-6500
           -----------------------------             ---------------------------

Facsimile: (415) 394-0903                 Facsimile: (415) 394-0903
           -----------------------------             ---------------------------

Executed at: Pier 1, Bay 1                Executed at:
             San Francisco, CA 94111

Date: 12/9/01                             Date: 12/04/01
      ----------------------------------        --------------------------------

                                    Exhibit A

            This Exhibit A contains a diagram of the expansion space